Exhibit A
JOINT FILING AGREEMENT
The undersigned agree that this Schedule 13D/A dated October 6, 2017 relating to the Common Shares, par value $0.01 per share, of DryShips Inc. shall be filed on behalf of the undersigned.

SPII Holdings Inc.

BY: OMEGA SERVICES LIMITED

By:	/s/ Dr. Adriano Cefai
	Name: Title	Dr. Adriano Cefai Director of Omega Services Limited

Sierra Investments Inc.

BY: MARE SERVICES LIMITED

By:	/s/ Dr. Adriano Cefai
	Name: Title:	Dr. Adriano Cefai Director of Mare Services Limited

Mountain Investments Inc.

BY: MARE SERVICES LIMITED

By:	/s/ Dr. Adriano Cefai
	Name: Title:	Dr. Adriano Cefai Director of Mare Services Limited

/s/ George Economou
(Signature)

George Economou (Name)